UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Cousins Properties Incorporated
(Name of registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

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ADDITIONAL INFORMATION REGARDING THE
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 21, 2020

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Cousins Properties Incorporated (the “Company”), dated March 11, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Tuesday, April 21, 2020. This Supplement is being filed with the Securities and Exchange Commission and is being made available to shareholders on or about March 31, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF
2020 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 21, 2020

To our Stockholders:

Due to developments relating to the outbreak of the coronavirus (COVID-19) and to support the health and well-being of our partners, employees and stockholders, NOTICE IS HEREBY GIVEN that the location of the 2020 Annual Meeting of Stockholders of Cousins Properties Incorporated (the “Company”) has been changed. As previously announced, the Annual Meeting will be held on Tuesday, April 21, 2020, at 11:30 a.m. local time. In light of public health concerns regarding the coronavirus outbreak, the Annual Meeting will be held in a virtual meeting format only. You will not be able to attend the Annual Meeting physically.

As described in the proxy materials for the Annual Meeting previously distributed, you are entitled to notice and to vote at the Annual Meeting if you were a holder of record of our common stock and limited voting preferred stock at the close of business on February 21, 2020. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/CUZ2020, you must enter the control number found on your Notice Regarding the Availability of Proxy Materials that you previously received. You may vote during the Annual Meeting by following the instructions available on the meeting website during the meeting. If you are not able to participate, we ask you to vote by proxy in support of our recommendations. Our original proxy materials contained necessary information about the matters on which we are asking you to vote.

By Order of the Board of Directors,

/s/ Pamela F. Roper
PAMELA F. ROPER
Corporate Secretary
Atlanta, Georgia
March 31, 2020

Whether or not you expect to participate in the Annual Meeting, you are urged to have your vote recorded as early as possible. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. Stockholders have the following options for submitting their votes by proxy:

(a)	over the internet at www.proxyvote.com;

(b)	by telephone at 1-800-690-6903; or

(c)	by signing and dating your proxy card (if you received a proxy card) and mailing it in the prepaid and addressed envelope enclosed therewith.
Your vote is very important! Your prompt response will help avoid potential delays and may save us significant additional expenses with soliciting stockholder votes.
Important Notice regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on April 21, 2020: The proxy statement and 2019 Annual Report are available on the Investor Relations page of our website at www.cousins.com.